Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Apex Silver Mines Limited of our report dated March 8, 2004 relating to the financial statements, which appears in Apex Silver Mine Limited’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ Pricewaterhousecoopers LLP
PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
January 25, 2004